UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 25, 1999


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                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)
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         Washington                          0-26820           93-0962605
   (State or other jurisdiction of        (Commission       (I.R.S. Employer
    incorporation or organization)         File Number)     Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code:    (206) 701-2000
Registrant's facsimile number, including area code:    (206) 701-2500

                                      None
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On June 25, 1999, the Board of Directors elected Terren S. Peizer as a director for a term expiring with the Annual Meeting of Shareholders held in 2002. The Board also appointed Mr. Peizer as Chairman of the Board.

     Mr. Peizer succeeds Burton J. Smith as Chairman. Mr. Smith, a co-founder and Chief Scientist of the Company, remains a director and an officer of the Company.

     Mr. Peizer, 39, is Chairman and CEO of Intellect Capital Corp., a consulting firm specializing in emerging growth companies. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals. From 1993 to 1997, Mr. Peizer served as Chairman and Chief Executive Officer of Beachwood Financial Company, Inc., an investment holding company that specialized in venture capital, developmental phase and small capitalization company investing. From 1990 to 1993, Mr. Peizer served as Chairman and Chief Executive Officer of Financial Group Holdings, Inc., an investment holding company. From 1985 to 1990, Mr. Peizer served as a senior member of the investment banking firm of Drexel Burnham Lambert, Inc.'s High Yield Bond Department. Mr. Peizer held investment banking positions from 1981 to 1985 at Goldman, Sachs & Co.'s Risk and International Arbitrage Division as well as the First Boston Corp.'s High Yield Securities Department. Mr. Peizer received his B.S.E. in Finance from The University of Pennsylvania's Wharton School of Finance and Commerce in 1981.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TERA COMPUTER COMPANY


                                        By: /s/ KENNETH W. JOHNSON
                                           ------------------------------------
                                             Kenneth W. Johnson
                                             Chief Financial Officer
                                             June 28, 1999